SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                               FORM 8-K
                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934

      Date of Report (Date earliest event reported) April 2, 2001

Commission   Registrant, State of Incorporation,     I.R.S. Employer
File Number  Address and Telephone Number            Identification No.
1-11299      ENTERGY CORPORATION                     13-5550175
             (a Delaware corporation)
             639 Loyola Avenue
             New Orleans, Louisiana  70113
             Telephone (504) 576-4000

1-10764      ENTERGY ARKANSAS, INC.                  71-0005900
             (an Arkansas corporation)
             425 West Capitol Avenue, 40th Floor
             Little Rock, Arkansas 72201
             Telephone (501) 377-4000

1-27031      ENTERGY GULF STATES, INC.               74-0662730
             (a Texas corporation)
             350 Pine Street
             Beaumont, Texas  77701
             Telephone (409) 838-6631

1-8474       ENTERGY LOUISIANA, INC.                 72-0245590
             (a Louisiana corporation)
             4809 Jefferson Highway
             Jefferson, Louisiana 70121
             Telephone (504) 840-2734

0-320        ENTERGY MISSISSIPPI, INC.               64-0205830
             (a Mississippi corporation)
             308 East Pearl Street
             Jackson, Mississippi 39201
             Telephone (601) 368-5000

0-5807       ENTERGY NEW ORLEANS, INC.               72-0273040
             (a Louisiana corporation)
             1600 Perdido Building
             New Orleans, Louisiana 70112
             Telephone (504) 670-3674

1-9067       SYSTEM ENERGY RESOURCES, INC.           72-0752777
             (an Arkansas corporation)
             Echelon One
             1340 Echelon Parkway
             Jackson, Mississippi 39213
             Telephone (601) 368-5000

Item 5.   Other Events


     On April 1, 2001, Entergy Corporation ("Entergy"), FPL Group, Inc. ("FPL"), WCB Holding Corp., ("WCB Holding"), Ranger Acquisition Corp. ("Ranger") and Ring Acquisition Corp. ("Ring) entered into a Termination and Release Agreement that terminates the Agreement and Plan of Merger (the "Merger Agreement") entered into by the parties on July 30, 2000. Under the terms of the Termination Agreement, neither Entergy nor FPL is required to pay the $215 million termination fee to the other party, unless Entergy or FPL enters into any agreement within nine months of the Termination Agreement for any (i) merger, consolidation, business combination, tender offer, or similar transaction which results in a third party owning 35% or more of the common stock of such party or any class of voting stock of a subsidiary of such party that owns or operates a Material Business (as defined below), (ii) acquisition or purchase by a third party of a business ("Material Business") that constitutes 35% or more of net revenues, net income or assets of such party, (iii) acquisition or purchase by a third party of 35% or more of any class of voting securities of such party or one of its subsidiaries that owns, operates or controls a Material Business, or (iv) tender offer or exchange offer by a third party that if consummated would result in any person beneficially owning 35% or more of any class of voting securities of such party or any subsidiary that owns or operates a Material Business, or Entergy or FPL enters into an agreement within six months of the Termination Agreement for the acquisition or purchase of, joint venture or similar transaction involving, all or substantially all of the equity or assets of the party's independent power development businesses, energy trading or marketing businesses, telecommunications businesses or any other line of businesses, by certain specified persons in the case of FPL, or any person in the case of Entergy, and with whom FPL or Entergy had significant discussions between July 30, 2000 and the date of the Termination Agreement, in which case the Termination Fee is immediately payable to the other party on the date the transaction is consummated.

     Attached as Exhibits and incorporated by reference in their entirety as Exhibits 2.1, 99.1 and 99.2, respectively, are copies of the Termination Agreement, a joint press release issued by Entergy and FPL announcing the execution of the Termination Agreement and a press release issued by Entergy.


Item 7.   Financial Statements, Pro Forma Financial Statements and
Exhibits

     (c) Exhibits.

   Exhibit                  Description
     No.
     2.1     Termination and Release Agreement dated
             as of April 2, 2001, by and between FPL
             Group, Inc., Entergy Corporation, WCB
             Holding Corp., Ranger Acquisition Corp.
             and Ring Acquisition Corp.

     99.1    Joint Release, dated April 2, 2001,
             issued by Entergy and FPL Group.

     99.2    Release, dated April 2, 2001, issued by
             Entergy.


                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        Entergy Corporation
                                        Entergy Arkansas, Inc.
                                        Entergy Gulf States, Inc.
                                        Entergy Louisiana, Inc.
                                        Entergy Mississippi, Inc.
                                        Entergy New Orleans, Inc.
                                        System Energy Resources, Inc.

                                        By: /s/ Nathan E. Langston
                                             Nathan E. Langston
                                             Vice President and
                                             Chief Accounting Officer


Dated: April 2, 2001